                                MERGER AGREEMENT
                                ----------------

                               December 14, 1999
                               -----------------


                  The parties to this agreement are Network Event Theater, Inc., a Delaware corporation ("NET"); Sixdegrees Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of NET ("Newco"); and sixdegrees, inc., a Delaware corporation (the "Company").

                  The Company is engaged in the business of developing a network database service, accessible from the Company's website, that enables members of the Company's service to establish connections with other members through their respective familial, professional and personal relationships (the "Business"). The parties wish to provide for the acquisition of the Company by NET through a tax-free reorganization by means of the merger of Newco into the Company and the conversion of the Company's outstanding shares into common stock and Convertible Preferred Stock of NET. Following the merger, the Business will continue to be operated by the Company, as the surviving corporation of the merger, and the Company will be a wholly-owned subsidiary of NET.

                  It is agreed as follows:

                  1.       Merger; Provisions Relating to Surviving Corporation.

                           1.1 Certificate of Merger. Contemporaneously with
the closing under this agreement, a duly executed certificate of merger providing for the merger (the "Merger") of Newco into the Company shall be delivered for filing to the Secretary of State of Delaware. The Merger shall become effective upon the filing of the certificate of merger in Delaware (the "Effective Time").

                           1.2 Merger. At the Effective Time, Newco shall be
merged into the Company pursuant to the Delaware General Corporation Law and the separate existence of Newco shall cease. The Company shall be the surviving corporation of the Merger and shall continue to be governed by the Delaware General Corporation Law.

                           1.3 Certificate of Incorporation and By-Laws of the
Company. The certificate of incorporation and by-laws of Newco in effect at the Effective Time shall become the Company's certificate of incorporation and by-laws, and shall continue as such until amended.

                           1.4 Certificate of Designation of NET. NET shall
adopt and file with the Secretary of State of Delaware, on or before the Effective Time, a certificate of designation (the "Certificate of Designation") in the form of exhibit 1.4, which sets forth a description and designation of a new class of NET's Convertible Preferred Stock (the "Convertible Preferred Stock").

                           1.5 Directors and Officers. Commencing at the
Effective Time, the persons then serving as the directors and officers of Newco shall be the directors and officers of the Company and shall hold office for the term provided in the Company's bylaws after the Merger.

                           1.6 Closing. The closing under this agreement shall
take place at the offices of Proskauer Rose LLP, 1585 Broadway, New York, New York 10036 (or at such other place as the parties may agree upon in writing) on the third business day following the satisfaction of the conditions set forth in sections 6.1 and 6.2 and immediately prior to the filing referred to in section 1.1, but in any event no later than January 31, 2000. The date on which the closing is held is referred to in this agreement as the "Closing Date." At the closing, the parties shall execute and deliver the documents referred to in section 7.

                  2.       Conversion of Shares Upon the Merger.

                           2.1      Conversion of Shares.

                                    (a) All of the Company's shares of common
stock and all of the Company's shares of Preferred Stock (including all accrued dividends thereon) that are issued and outstanding at the Effective Time shall then automatically cease to be outstanding and shall be converted into (x) an aggregate number of shares of NET common stock equal to 3,400,000 less the number of shares of NET common stock issuable upon the exercise of all options and warrants to purchase shares of NET common stock to be issued upon the Merger pursuant to sections 2.1(d) and (e), and (y) an aggregate number of shares of Convertible Preferred Stock equal to (i) 766,667, plus (ii) a number calculated by dividing the aggregate exercise price of all Company options and warrants by $24 (which shares are convertible into an equal number of shares of NET common stock, as provided in the Certificate of Designation) (collectively, the "Merger Consideration"), plus (z) any additional shares of NET common stock issuable pursuant to section 2.1(f).

                                    (b) The number of shares of NET common
stock and NET preferred stock distributable to each Company stockholder under sections 2.1(a)(x), 2.1(a)(y) and 2.1(a)(z) and upon distribution from escrow pursuant to section 2.2(a) shall in each case be that portion of the amount distributed determined by multiplying the total amount being distributed by a fraction of which the numerator shall be the number of shares of Company common stock such stockholder owns, or in the case of the Convertible Preferred Stock is entitled to receive upon conversion (plus the number of shares of Company common stock distributable as a dividend as contemplated by section 5.2(i)(iv)), and the denominator shall be the aggregate number of shares of the Company's common stock the holders of the Company's common and preferred stock own or are entitled to receive upon conversion of their preferred stock (plus any dividend shares). Any fractional shares shall be paid in cash based on a value of $24 per share. After the Effective Time, the holder of any shares of common stock or preferred stock of the

Company that were outstanding prior to the Effective Time shall have no rights with respect to those shares except to receive the stock of NET into which those shares have been converted in accordance with the terms of this agreement.

                                    (c) All of Newco's shares that are issued
and outstanding at the Effective Time shall then automatically be converted into 100 duly authorized, validly issued, fully paid and non-assessable shares of common stock of the Company.

                                    (d) At the Effective Time, each option to
purchase shares of common stock of the Company issued to employees of the Company ("Employee Options") that was outstanding at the Effective Time shall, for each share of common stock which could be purchased upon exercise, automatically be converted into an option to purchase .083 shares of NET common stock, on the same terms and conditions and with the same vesting provisions as the option to purchase shares in the Company held by such holder at the Effective Time. These options will be issued pursuant to newly adopted stock option plans of NET on the same terms and conditions as the existing Company stock option plans (the "New NET Stock Option Plans"). On consummation of the merger of NET with Common Places LLC referred to in section 5.6(c), the options outstanding under the New NET Stock Option Plans will be converted into comparable options outstanding under the YouthStream Media Networks Inc. ("YouthStream") Stock Incentive Plan, a copy of which has been delivered to the Company.

                                    (e) At the Effective Time, each option
(other than the Employee Options) and each warrant to purchase shares of common stock of the Company that was outstanding at the Effective Time shall automatically be converted into an option or warrant to purchase .083 shares of NET common stock, on the same terms and conditions as the option or warrant to purchase shares in the Company held by such holder at the Effective Time. There are no options or warrants to purchase shares of preferred stock of the Company outstanding.

                                    (f) If prior to the Effective Time there is
a stock split or stock combination or other recapitalization of NET, the number of shares of NET common stock and NET Convertible Preferred Stock distributable hereunder shall be appropriately adjusted to reflect such split, combination or recapitalization.

                                    (g) Notwithstanding anything in this
agreement to the contrary, any shares of common stock or preferred stock of the Company that are issued and outstanding immediately prior to the Effective Time and which are held by stockholders who have not voted such shares in favor of the Merger (or consented thereto in writing), who shall have delivered a written objection to the Merger and a demand for appraisal of such shares in accordance with Section 262 of the Delaware General Corporation Law (the "DGCL") and who shall not have failed to perfect or shall not have effectively withdrawn or lost their rights to appraisal and payment under the DGCL (the "Dissenting Shares"), shall not be converted into the right to receive a portion of the Merger Consideration, but shall instead entitle the holder thereof to receive that consideration determined pursuant to section 262 of the DGCL; provided, however, that if such holder shall have failed to perfect or shall have effectively withdrawn such holder's right to appraisal and payment under the DGCL, such holder's shares shall thereupon be deemed to have been converted, at the Effective Time, into the right to receive a portion of the Merger Consideration, without any interest thereon. The aggregate number of shares of NET Convertible Preferred Stock and common stock issuable upon the Merger shall be reduced by the aggregate number of shares of each class that the stockholders of the Company who validly perfected (and did not withdraw) their dissenters' rights would but for their exercise of their appraisal rights have been entitled to receive upon the Merger.

                                    (h) The Company shall give NET prompt
notice of any demands for appraisal pursuant to the applicable provision of the DGCL received by the Company, any withdrawals of such demands, and any other instruments served pursuant to the DGCL and received by the Company and the opportunity to participate in all negotiations and proceedings with respect to demands for appraisal under the DGCL. The Company shall not, except with prior written consent of NET, make any payment with respect to any such demands for appraisal or offer to settle or settle any such demands.

                                    (i) Within 15 days after the end of each
calendar year 2000-2002, NET shall issue to the stockholders of the Company, as additional Merger Consideration, an aggregate number of shares of NET common stock equal to (1) the excess of the value (at $24.00 per share) of all shares of NET common stock issuable upon exercise of any options and warrants issued pursuant to the Merger in exchange for options or warrants to purchase shares of the Company's common stock or Preferred Stock that expired unexercised during the prior calendar year over the aggregate exercise price of such unexercised options or warrants, divided by (2) $24.00, adjusted to reflect any split, combination or recapitalization of NET after the date hereof. Any fractional shares shall be paid in cash based on a value of $24 per share.

                  2.2      Payment of Merger Consideration.

                                    (a) Promptly after the Effective Time, (1)
NET shall issue to an escrow agent to be designated by NET, which shall be a commercial bank of national reputation that shall have executed and delivered an escrow agreement in substantially the form of exhibit 2.2 (the "Escrow Agreement"), 75,000 shares of the NET common stock distributable under section 2.1(a)(x) and all of the shares of Convertible Preferred Stock to which the former stockholders of the Company are entitled, such shares to be held for one year after the Effective Time as security for the indemnification obligations of the Company pursuant to section 8, and (2) NET shall issue to the former holders of Company common stock or Company preferred stock the remaining shares of NET common stock distributable under section 2.1(a)(x), plus in each case any applicable shares distributable pursuant to section 2.1(a)(z). At any time after the Effective Time, each former holder of Company common stock or Company preferred stock may surrender to NET the certificate or certificates for that holder's shares and shall receive in exchange the shares of common stock of NET and Convertible Preferred Stock to which such holder is entitled by virtue of the Merger (other than the shares delivered and held pursuant to the Escrow Agreement). The Escrow Agent's fee shall be paid by NET.

                                    (b) At the closing provided for in section
1.6, the Company shall deliver to NET a list, certified as true and complete by the Company's chief financial officer, setting forth the names and addresses of all of the record holders of the Company's common stock and preferred stock and all record holders of the Company's options and warrants to purchase common stock and Convertible Preferred Stock, if any, and the number of shares of common stock of NET and Convertible Preferred Stock that each stockholder of record is entitled to receive on the Merger (which shall aggregate to the Merger Consideration) and the number of shares of NET common stock each option or warrant holder of record is entitled to receive upon exercise of the option or warrant. In making any payments to the former holders of the Company's common stock or preferred stock, NET shall be entitled to rely on that list and shall not have any liability of any kind arising out of any payment made in accordance with the list or the failure to make any payment to any holder whose name and holdings of common stock or preferred stock or options or warrants is omitted from, or is not accurately stated on, that list.

                  3. Representations and Warranties by the Company. The Company represents and warrants to NET and Newco as follows:

                           3.1 Organization and Authority of the Company. The
Company is a corporation duly organized, validly existing and in good standing under the law of Delaware and has the full corporate power and authority to own, lease and operate its properties as it now does and to carry on its business as it is presently being conducted. The Company is duly qualified and in good standing in New York, which is the only jurisdiction in which the Company owns or leases real property. Except as set forth on schedule 3.1, the Company does not directly or indirectly own any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for, any equity or similar interest in, any corporation, partnership, joint venture or other business association or entity.

                           3.2 Authorization of Agreement. The execution,
delivery and performance of this agreement by the Company have been duly authorized by all requisite corporate action of the Company, other than approval by the stockholders of the Company. The Voting Agreements referred to in section 5.10 cover the requisite number of shares of common stock of the Company and preferred stock of the Company required to approve the Merger. This agreement constitutes a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except that the Company's obligation to consummate the Merger is subject to approval of the Merger by the Company's stockholders and except as may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights in general and subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                           3.3 Consents of Third Parties. Except as set forth
on schedule 3.3, the execution, delivery and performance of this agreement by the Company do not and will not (i) conflict with the certificate of incorporation or by-laws of the Company or conflict with, result in the breach or termination of, constitute a default under, or increase or accelerate any obligation under, any lease, agreement, commitment or other instrument, or any order, judgment or decree, to which the Company is a party or by which the Company or any of the assets of the Company is bound; (ii) constitute a violation by the Company of any law, regulation, order, writ, judgment, injunction or decree applicable to it; or (iii) result in the creation of any claim, lien, security interest, charge or encumbrance ("Liens") upon any of the assets of the Company. Except as set forth on schedule 3.3, no consent, approval or authorization of, or designation, declaration or filing with, any court or governmental authority or any other person or entity is required on the part of the Company in connection with the execution, delivery and performance of this agreement.

                           3.4 Ownership of the Company. As of the close of
business on December 13, 1999, there were issued and outstanding 10,212,666 shares of the Company's common stock, 8,000 shares of the Company's Series A Preferred Stock, 10,478.08595 shares of the Company's Series B Preferred Stock, 13,418,831 shares of the Company's Series C Preferred Stock, and an aggregate of 10,815,716 shares of the Company's Series D Preferred Stock and Series E Preferred Stock; and there were outstanding options and warrants to purchase an aggregate of 5,187,585 shares of the Company's common stock. Since December 13, 1999, except as set forth on schedule 3.4, the Company has not (i) issued any common stock, other than upon the exercise of stock options or warrants or the conversion of Convertible Preferred Stock then outstanding, (ii) granted or issued any options, rights or warrants to purchase common stock (under the Company's 1997 Incentive Stock Plan, 1999 Stock Plan or otherwise) or options, rights or warrants to purchase preferred stock, or (iii) split, combined or reclassified any common stock. Except as set forth on schedule 3.4, all the outstanding common stock and preferred stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable and are free of preemptive rights and free and clear of any Liens granted pursuant to any agreement in which the Company is a party. Except as set forth on schedule 3.4, there are no outstanding options, warrants, rights or other agreements or commitments to acquire from the Company, or obligations of the Company to issue, any shares of common stock or preferred stock of the Company or securities convertible into or exchangeable for shares of common stock of the Company, or obligations of the Company to grant, extend or enter into any subscription, warrant, right, convertible or exchangeable security or other similar agreement or commitment (collectively, "Company Securities"). Except as set forth on schedule 3.4, there are no outstanding obligations of the Company to repurchase, redeem or otherwise acquire any Company Securities and there are no other outstanding equity related awards. Except as set forth on schedule 3.4, there are no voting trusts or other agreements or understandings to which the Company is a party with respect to the voting of capital stock of the Company. The Company does not own or have any liability or obligation to acquire any securities or other interest in any other business or entity. The aggregate exercise price of all outstanding options and warrants to purchase shares of the Company's common stock is $5,672,416.

                           3.5 Financial Statements. The following financial
statements, copies of which have been delivered to NET, have been prepared in accordance with generally accepted accounting principles applied on a consistent basis and fairly present in all material respects the financial position of the Company as of the dates indicated and the results of operations for the periods indicated (subject, in the case of interim financial statements, to normal year-end audit adjustments):

                                    (a) Balance sheets of the Company as of
December 31, 1998 and 1997, and related statements of income and cash flows for the years then ended, reviewed by PricewaterhouseCoopers LLP; and

                                    (b) Unaudited balance sheets of the Company
as of September 30, 1999 and 1998, and related statements of income for the 9 month period then ended.

                  All such financial statements have been prepared in accordance with the books and records of the Company. All of the books of account of the Company have been exhibited or made available to NET and those books of account have been maintained in accordance with good business practice on a consistent basis and accurately record all transactions of the Company during the periods covered by them. All of the Company's accounts receivable outstanding as of the date of this agreement arose from bona fide transactions in the ordinary course of the business and, to the best knowledge of the Company, none of them is subject to any defense, counterclaim or setoff, and the Company has no reason to believe that any of them will not be collected in full when due.

                  3.6 Absence of Undisclosed Liabilities. The Company does not have any material liability or obligation of any kind, whether accrued, absolute, contingent or otherwise, other than (a) the liabilities reflected on the balance sheet of the Company as of September 30, 1999, (b) liabilities and obligations under leases, commitments and other agreements entered into in the ordinary course of business (which, to the extent required by section 3.13, are listed on schedule 3.13), (c) trade accounts payable and accrued expenses incurred in the ordinary course of business since September 30, 1999, and (d) the liabilities set forth on schedule 3.6. The Company does not know of any basis for the assertion against the Company of any material liability other than those described in the preceding sentence.

                  3.7 Absence of Certain Changes. Since October 1, 1999, the Company has operated its business in the ordinary course and consistent with past practice, and, except as set forth on schedule 3.7:

                           (a) the Company has not entered into any transaction
or incurred any liability or obligation other than in the ordinary course of business;

                           (b) there has been no material adverse change in the
condition (financial or otherwise), business, operations or assets, or, to the best of the Company's knowledge, except for changes resulting from general economic conditions and general conditions in the internet industry, in the prospects of the Company;

                           (c) the Company has not sold or transferred any
assets other than in the ordinary course of business and other than assets that have been replaced with other assets of equal or greater value;

                           (d) the Company has not incurred any liability that
was unusual in nature or amount or any indebtedness other than indebtedness to trade creditors incurred in the ordinary course of business;

                           (e) except for compensation and expense
reimbursements paid in the ordinary course of business and legal fees payable to Morse, Zelnick, Rose and Lander LLP, the Company has not made any distribution on or acquired any of its stock or, directly or indirectly, made any other payment of any kind or any loan to or on behalf of any holder of 5% or more of the Company's common stock or preferred stock (the "Significant Stockholders"), any member of any Significant Stockholder's family, or any entity controlled by any of the Significant Stockholders or any member of their families;

                           (f) the Company has not granted or agreed to grant
any general increase in any rate or rates of salaries or compensation or in benefits of any kind to its employees, or any specific increase in the salary of or compensation to any employee whose total salary and compensation after such increase would be at an annual rate in excess of $50,000;

                           (g) the Company has not made any change in its
accounting methods or principles (or the application of those methods or principles) or introduced any material new method of management, operations or accounting;

                           (h) the Company has not established any new employee
benefit plan (as defined in section 3.24), amended or modified any existing employee benefit plan, or incurred any obligation or liability under any employee benefit plan materially different in nature or amount from obligations or liabilities incurred during similar periods in prior years; and

                           (i) the Company has not entered into any employment,
bonus or deferred compensation agreement with any of its directors, officers or other employees other than agreements entered into with employees hired since October 1, 1999 in the ordinary course of business.

                  3.8 Taxes. Except as set forth on schedule 3.8, the Company has timely filed all foreign, federal, state and local income, gross receipts, personal property, commercial rent, sales and use and other tax returns, reports and information returns (including any related or supporting information) required by law to be filed by it; each of those tax returns is correct and complete in all material respects and the Company has paid all taxes shown as due on such returns. None of the Company's tax returns has been audited by any tax authority. There exist no pending or, to the best of the knowledge of the Company, proposed tax assessments, suits, actions, claims, audits, investigations or inquiries by any tax authority with respect to the business or assets of the Company or against the Company or, with respect to the operations of the Company, against any of its directors, officers, employees or independent contractors. There are no tax liens on any of the Company's assets. The Company (including any person acting on behalf of the Company) has not given nor been requested to give waivers or extensions of any statute of limitations relating to payment of taxes of the Company or for which the Company may be liable and no other party has given or been requested to give such waivers or extensions with respect to taxes for which the Company may be liable. All taxes that are or were required by law to be withheld or collected by the Company have been duly withheld or collected and paid to the proper tax authority. The Company does not have any tax liability of any kind that could result in a Lien on any of its assets other than taxes not yet due and payable.

                  3.9 Title to Assets. Except as set forth on schedule 3.9 and except for the lien, if any, of current taxes not yet due and payable, the Company has valid title, free and clear of any Liens, to all the assets, tangible and intangible, used in or needed to conduct the Business, and those assets will be sufficient to enable the Company to continue after the Effective Time to operate all aspects of the Business in the manner in which it has been operated by the Company. Except as set forth in Schedule 3.9 and except for compensation and expense reimbursements for services rendered by employees of the Company payable in the ordinary course of the Company's business, the Company does not owe any amount to, or have any contract with or commitment to, or use any property (real or personal) in its business owned or leased by, any of the Significant Stockholders or any director, officer, employee, agent or representative of the Company, or any of their respective affiliates.

                  3.10 Personal Property. Schedule 3.10 lists all of the equipment, machinery, computers, furniture, leasehold improvements, vehicles and other personal property having an individual value greater than $25,000 owned or leased by the Company and all interests therein. All equipment and other tangible assets owned or used by the Company are in good operating condition and in good condition of maintenance and repair, ordinary wear and tear excepted, are suitable for their present uses and purposes, and conform in all material respects with all applicable ordinances, rules and regulations and all building, zoning and other laws.

                  3.11 Real Property. The Company does not own any real property. Schedule 3.11 contains a list and brief description of all real properties used or leased by the Company and all structures located on those real properties. To the best knowledge of the Company, all improvements on the real properties used by the Company are in accordance with all applicable laws, ordinances, regulations and orders, including, but not limited to, those applicable to zoning, environment and the establishment and maintenance of working conditions for labor (other than immaterial violations), and all of the buildings and structures on those properties are in good condition of maintenance and repair and are adequate, sufficient and suitable for their present uses and purposes. The transactions contemplated by this agreement will not adversely affect the Company's right to use those properties after the Effective Time for the same purpose and to the same extent as they were being used by the Company prior to the Effective Time.

                  3.12 Litigation; Compliance with Laws. Except as set forth on schedule 3.12, there is no claim, litigation, proceeding or governmental investigation pending or, to the best knowledge of the Company, threatened, or any order, injunction or decree outstanding, against the Company or any of its properties or assets. The Company does not know of any basis for future claims, litigations, proceedings or investigations against the Company or any of its properties or assets. The Company is not in violation of any law, regulation or ordinance which is material to the operation of the business of the Company, or any other requirement of any governmental body or court which is material to the operation of the business of the Company, and no notice has been received by the Company or any of its officers or directors alleging any such violation.

                  3.13 Lists of Agreements, etc. Schedule 3.13 contains a true and complete list of (a) all of the Company's commitments and other agreements for the future purchase of materials, supplies, equipment and software, other than commitments and other agreements that were entered into in the ordinary course of business and involve an expenditure by the Company of less than $25,000 for any one commitment or two or more related commitments; (b) all notes and agreements relating to any indebtedness for borrowings of the Company; (c) all real estate leases and all personal property leases or other rental agreements under which the Company is either lessor or lessee involving payments by or to the Company of more than $25,000 individually; and (d) all of the Company's other agreements, commitments and understandings (written or oral) that require payment by the Company of more than $50,000 individually. True and complete copies of the agreements, commitments and leases referred to on schedule 3.13 have been delivered to NET.

                  3.14 Status of Agreements. Except as set forth on schedule 3.13, each of the agreements, commitments and orders referred to in section
3.13 is presently in full force and effect in accordance with its terms and the Company is not in default in any material respect, and, to the best of the knowledge of the Company, (i) no other party is in default in any material respect under any of the provisions of any of those agreements and (ii) no condition exists that, with notice or lapse of time or both, would constitute a material default by the Company or any other party to any of those agreements. Each of the agreements, commitments or orders referred to in section 3.13 is valid and binding upon and enforceable against each of the parties thereto in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights in general. Except as set forth on schedule 3.13, no party to any of the agreements, commitments or orders referred to in section 3.13 has made, asserted or, to the best of the Company's knowledge, has any defense, setoff or counterclaim under any of those agreements, commitments or orders or has exercised any option granted to it to cancel or terminate its agreement, to shorten the term of its agreement, or to renew or extend the term of its agreement.

                  3.15     Employees.

                           (a) The Company has provided to NET a true and
complete list of the names and addresses, social security numbers, positions, hire dates and annual or hourly compensation of all employees of the Company.
Schedule 3.15(a) sets forth a description of vacation policies, sick leave policies, and bonus, incentive compensation and group insurance plans for the benefit of those employees. No employee of the Company is owed any wages, benefits or other compensation for past services, other than wages and benefits accrued in the ordinary course of business during the current pay period and accrued vacation. Except as set forth on schedule 3.15(a), the Company does not have any severance policy and no employee of the Company is entitled to any severance payment, either by law or by agreement, upon the termination of his or her employment. To the best knowledge of the Company, the transactions provided for in this agreement will not give rise to any liability of the Company for severance pay or termination pay to any employee of the Company or trigger any payments of any kind to any employee of the Company. No employee of the Company is represented by any union or other collective bargaining agent and there are no collective bargaining or other labor agreements with respect to those employees.

                           (b) Schedule 3.15(b) contains a true and complete
list of the names and addresses, social security or tax identification numbers, the annual, weekly or hourly compensation, and the job descriptions, of all persons that the Company has engaged as independent contractors since December 31, 1998. To the best knowledge of the Company, all such persons are properly characterized as independent contractors. Neither the Internal Revenue Service nor any other governmental agency has asserted any claim to the contrary and, to the best of the knowledge of the Company, there is no pending investigation by any governmental agency relating to the Company's practice of engaging independent contractors.

                           (c) Schedule 3.15(c) contains a true and complete
copy of the Company's employee handbook, which contains accurate summaries of the Company's employee benefit plans and human resources policies.

                  3.16 Labor Disagreements. Except as set forth on schedule 3.16, (a) to the best knowledge of the Company, the Company is in compliance with all applicable laws and regulations respecting employment and employment practices, terms and conditions of employment and wages and hours, and is not engaged in any unfair labor practice; (b) there is no (and has never been any) unfair labor practice charge or complaint against the Company pending before the National Labor Relations Board, any state labor relations board or any court or tribunal and, to the best of the knowledge of the Company, none is or has been threatened; (c) there is no labor strike, dispute, request for representation, slowdown or stoppage actually pending against or affecting the Company and, to the best of the knowledge of the Company, none is or has been threatened; and (d) to the best of the Company's knowledge, no grievance which might have an adverse effect on the conduct of the operations of the Business or any arbitration proceeding arising out of or under any collective bargaining agreement is pending or is or has been threatened.

                  3.17 Restrictive Documents, etc. The Company is not subject to, or a party to, any lease, license, permit, agreement or other commitment, instrument, law, rule, ordinance, regulation, order, judgment or decree, or any other restriction of any kind, that materially and adversely affects its business practices or operations or any of the assets of the Company or that would prevent its compliance with the terms, conditions and provisions of this agreement or the continued operation of the Business by the Company after the Effective Date on substantially the same basis as it has been operated.

                  3.18 Environmental Matters. To the best of the Company's knowledge, the Company is not in violation of any federal, state or local law, regulation, rule, order, decree, ordinance or common law relating to pollution, the protection of human health or the environment.

                  3.19 Permits and Licenses. The Company has all permits, licenses, franchises and other authorizations ("Licenses") necessary for the conduct of the Business and all such Licenses are valid and in full force and effect. All Licenses held by the Company that are material to the Company are listed on schedule 3.19.

                  3.20 Banks; Powers of Attorney. Schedule 3.20 sets forth (a) the names and locations of all banks, trust companies, savings and loan associations and other financial institutions at which the Company maintains safe deposit boxes or accounts of any nature and the names of all persons authorized to draw thereon, make withdrawals therefrom or have access thereto and (b) the names of all persons to whom the Company has granted a power of attorney, together with a description thereof. The Company has provided NET with true and complete copies of all bank statements received by it twenty-four months prior to the date of this agreement.

                  3.21 Intangible Property. Schedule 3.21 contains a complete list of the trademarks, trade names, copyrights, logos and internet URLs used by the Company. The Company owns, free and clear of any Liens, each of the trademarks, trade names, copyrights and logos (including registrations and applications for registration of any of them) and internet URLs listed on schedule 3.21, and they constitute all of the trademarks, copyrights, trade names and logos and internet URLs necessary for the continued operation of the Business in a manner consistent with past practices. To the best of the Company's knowledge, the Company is not infringing upon any trademark, trade name, copyright or other rights of any third party; no proceedings are pending or threatened; and no claim has been received by the Company alleging any such violation. Except as set forth in schedule 3.21, to the best knowledge of the Company, there is no violation by others of any right of the Company with respect to any trademark, trade name or copyright.

                  3.22 Software and Databases. Schedule 3.22 contains a list of all software used by the Company in its operations that is material to the operations of the business of the Company. The Company owns or possesses adequate licenses or other rights to use all computer software listed on schedule 3.22. Any license of the Company to use any software is valid and, to the best of the Company's knowledge, does not infringe on the property rights of any third party. The Company has not granted to any person or entity any interest, as licensee or otherwise, in any of its owned software or databases or in any of its mailing lists, advertiser lists or member lists.

                  3.23 Insurance. Schedule 3.23 contains a complete list of all of the insurance policies held by the Company, specifying with respect to each policy the policy limit, type of coverage, location of the property covered, annual premium, premium payment date and expiration date. True and complete copies of all of those policies have been delivered to NET.

                  3.24 ERISA. Except as set forth on schedule 3.24, the Company is not a party to or bound by or liable with respect to any "employee benefit plan," within the meaning of section 3(3) of the Employee Retirement Income Security Act of 1974 ("ERISA"). The Company is in compliance in all material respects with the applicable provisions of ERISA.

                  3.25 Expenses Related to this Agreement. Except for the fees of counsel and accountants to the Company in connection with the negotiation and execution of this agreement and the consummation of the Merger, the Company has not paid any expenses related to the negotiation or preparation of this agreement or any broker's, finder's or similar fee relating to the transactions contemplated by this agreement, and no such payment of broker's fees will be payable after execution of this agreement.

                  3.26 Transactions with Affiliates. Except as set forth on
schedule 3.26 and except for compensation and expense reimbursements paid in the ordinary course of business and legal fees payable to Morse, Zelnick, Rose and Lander LLP, during the twelve months preceding the date of this agreement the Company has not engaged in any transaction with any of the Significant Stockholders or any of their respective affiliates.

                  3.27 Year 2000 Compliance. The Company's proprietary software described on schedule 3.22 is able to accurately process dates and date-related data (including, without limitation, in calculation, comparison, manipulation and sequencing processes) with dates prior to, through, and subsequent to January 1, 2000, and all manipulations of time-related data (for example, dates, durations, weekdays, time zones, leap years, etc.) will produce reasonably expected and accurate results, provided, however, that this representation assumes that all other products (including, without limitation, hardware, software and firmware) used with such software properly exchange date data with such software ("Y2K Compliant").

                  3.28 Business Relationships. Except as set forth on schedule
3.13 to this agreement, the Company currently enjoys good relationships with all material suppliers of goods or services to the Company and all other parties, including advertisers, with which it has material business relations, and the Company does not know of any intention on the part of any such vendor or other party to substantially change its relationship with the Company and the Company has not received any notice to the effect that its relationship with any such vendor or other party will change after the consummation of the Merger under this agreement.

                  3.29     Website Information.

                           (a) As of December 1, 1999, the Company had enrolled
not less than 2,850,000 members of which 1,590,000 had completed registration. Not less than 40% of those members who had completed registration described their principal occupation as "student."

                           (b) The Company's website (www.sixdegrees.com) (the
"Website") had monthly page-views (including chat and degreemail bot page views refreshed every thirty seconds) for August, September, October and November 1999 in the amount of 24,100,000, 19,500,000, 19,800,000, and 18,900,000,
respectively.

                           (c) The Website is currently able to handle not less
than 800 users concurrently, where concurrently references a number that appears on the "who's-on" page of the Website.

                  3.30 No Misrepresentation. No representation or warranty by the Company in this agreement (including the schedules and exhibits to this agreement) contains any untrue statement of material fact or omits to state a material fact necessary to make the statements contained in this agreement (including the schedules and exhibits to this agreement) not misleading.

                  40 Representations and Warranties by Newco and NET. Newco and NET jointly and severally represent and warrant to the Company as follows:

                           4.1 Organization. Each of Newco and NET is a
corporation duly organized, validly
existing and in good standing under the law of the State of Delaware and has the full corporate power to enter into and to perform this agreement and NET is duly qualified and in good standing in each jurisdiction in which NET owns or leases real property.

                           4.2 Authorization of Agreement. The execution,
delivery and performance of this agreement by Newco and NET have been duly authorized by all requisite corporate action of each of them. This agreement constitutes a valid and binding obligation of Newco and NET, enforceable against each of them in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights in general and subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                           4.3 Consents of Third Parties. The execution,
delivery and performance of this agreement by each of Newco and NET will not
(a) conflict with Newco's or NET's certificate of incorporation or by-laws and will not conflict with, result in the breach or termination of, or constitute a default under, any lease, agreement, commitment or other instrument, or any order, judgment or decree, to which either of them is a party or by which either of them is bound, or (b) constitute a violation by it of any law, regulation, order, writ, judgment, injunction or decree applicable to it. No consent, approval or authorization of, or designation, declaration or filing with, any court or governmental authority is required on the part of Newco or NET in connection with the execution, delivery and performance of this agreement.

                           4.4 Validity of Shares. All of the issued and
outstanding shares of common and preferred stock of NET have been duly authorized, are validly issued, fully paid and non-assessable. The shares of NET common stock and NET Convertible Preferred Stock, when issued upon the Merger, will be duly authorized, validly issued, fully paid and non-assessable.

                           4.5 NET Financials and SEC Reports. The "SEC
Documents" shall mean (a) each final prospectus and definitive proxy statement filed by NET with the Securities and Exchange Commission (the "SEC") from January 1, 1998 through the Effective Time, and (b) each report on Form 10-K or Form 10-Q (and any amendments thereto) filed by NET with the SEC from January 1, 1998 through the Effective Time. None of the SEC Documents referred to in the preceding sentence, as of the date they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The consolidated financial statements of NET and its subsidiaries for the fiscal years ended December 31, 1998 and 1999 and as of September 30, 1999 included the SEC Documents (the "NET Financials") (including any related notes thereto) fairly present in all material respects the consolidated financial position and the consolidated operations, shareholders' equity and changes in financial position, as the case may be, of NET and its consolidated subsidiaries as of its date or for the respective periods set forth therein (subject, in the case of unaudited statements, to normal recurring year-end audit adjustments), in each case, in accordance with generally accepted accounting principles consistently applied during the periods involved (in the case of audited statements) or applicable accounting requirements of the SEC (in the case of unaudited statements), except as set forth therein.

                           4.6 Capitalization. The authorized capital stock of
NET consists of 32,000,000 shares of common stock and 1,000,000 shares of NET preferred stock. As of the close of business on November 30, 1999, 17,419,447 shares of NET common stock were issued and outstanding; no shares of preferred stock were issued or outstanding; no shares of NET common stock were held in NET's treasury; and there were outstanding stock options to purchase an aggregate of 850,000 shares of NET common stock under NET's Stock Option Plans and other options and warrants to purchase an aggregate of 340,707 shares of NET common stock under option and warrant agreements. Since November 30, 1999, except as set forth on schedule 4.6, NET has not (i) issued any shares of NET common stock, other than upon the exercise of NET stock options or warrants then outstanding, (ii) granted any options, warrants or other rights to purchase shares of NET common stock (under the NET Stock Option Plan or otherwise) or (iii) split, combined or reclassified any of its shares of capital stock. All the outstanding shares of NET common stock have been duly authorized and validly issued and are fully paid and nonassessable and are free of preemptive rights. Except as set forth in this section 4.6 or on schedule 4.6, there are no outstanding (i) shares of capital stock or other voting securities of NET, (ii) securities of NET convertible into or exchangeable for shares of capital stock or voting securities of NET or (iii) options, warrants, rights or other agreements or commitments to acquire from NET, or obligations of NET to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of NET, or obligations of NET to grant, extend or enter into any subscription, warrant, right, convertible or exchangeable security or other similar agreement or commitment.

                           Upon the completion of the Common Places Merger (as
defined in section 5.6(c)) YouthStream will issue an aggregate of 4,715,312 shares of common stock to the members of Common Places LLC and options to acquire approximately 1,100,000 shares of YouthStream common stock.

                           4.7 Absence of Certain Changes. Since September 30,
1999, except as set forth in schedule 4.7, there has not been the commencement of an investigation, lawsuit or proceeding against it or Common Places LLC seeking to enjoin the Common Places Merger or seeking damages in excess of $5,000,000, or injunctive relief which, if granted, would have a material adverse effect on any of NET's business operations.

                  50       Further Agreements of the Parties.

                           5.1 Access to Information. Prior to the closing, NET
and its representatives may make such investigation of the property, assets and businesses of the

Business as they may desire, and the Company shall give to NET and to its counsel, accountants and other representatives, upon reasonable notice, full access, during normal hours throughout the period prior to the closing, to all of the assets, books, commitments, agreements, records and files of the Company relating to the Company and the Company shall furnish to NET during that period all documents and copies of documents and information concerning the Company as NET reasonably may request. NET shall hold, and shall cause its representatives to hold, all such information and documents and all other information and documents delivered pursuant to this agreement confidential and, if the purchase and sale contemplated by this agreement is not consummated for any reason, shall return to the Company all such information and documents and any copies as soon as practicable, and shall not disclose any such information (that has not previously been disclosed by a party other than NET) to any third party, unless required to do so pursuant to an order under applicable laws and regulations or pursuant to a subpoena or other legal process. NET's confidentiality obligations under this section shall survive the termination of this agreement.

                           Prior to the closing, the Company and its
representatives may make such reasonable investigation of the financial condition and business of NET as they may desire, and NET shall give to the Company and to its counsel and representatives, upon reasonable notice, reasonable access during normal business hours throughout the period prior to the closing to the books and records of NET. The Company shall hold, and shall cause its representatives to hold, all such information and documents and all other information and documents delivered pursuant to this agreement confidential and, if the purchase and sale contemplated by this agreement is not consummated for any reason, shall return to NET all such information and documents and any copies as soon as practicable, and shall not disclose any such information (that has not previously been disclosed by a party other than the Company) to any third party, unless required to do so pursuant to an order under applicable laws and regulations or pursuant to a subpoena or other legal process. The Company's confidentiality obligations under this section shall survive the termination of this agreement.

                           5.2 Conduct of the Business Pending the Closing.
Until the closing, the Company shall operate the Business in the ordinary course in a manner consistent with past practices and shall:

                                    (a) promptly notify NET in writing of, and
furnish any information that NET reasonably may request with respect to, (i) any claim, litigation, proceeding or governmental investigation threatened by or against the Company relating to the Business or any material development with respect to any such claim, litigation, proceeding or governmental investigation, (ii) the occurrence of any event or the existence of any state of facts that would result in any of the Company's representations and warranties not being true as of the Closing Date, and (iii) any other occurrence of any kind adversely affecting the Business;

                                    (b) duly comply with all laws, ordinances,
orders, injunctions and decrees applicable to the operation of the Business, and pay all income, payroll, franchise and other taxes when due;

                                    (c) maintain all of the tangible assets of
the Company in good repair, maintenance and condition, except to the extent of normal wear and tear, and replace any items of equipment at time intervals consistent with past practices;

                                    (d) maintain all insurance policies set
forth on schedule 3.23;

                                    (e) except as otherwise requested by NET,
use reasonable efforts, consistent with its past practices, (i) to preserve the business organization of the Company intact and to preserve the goodwill and business of the advertisers, suppliers, subscribers and others having business relations with the Company, (ii) to retain the services of the employees of the Company, and (iii) to preserve all trademarks, trade names, logos and copyrights and related registrations of the Company;

                                    (f) not grant or agree to grant any general
increase in the rates of salaries or compensation of its employees, or any specific increase to any such employee whose total salary or compensation after the increase would be at an annual rate in excess of $50,000, other than in each case regularly scheduled annual increases to employees (other than officers) in the ordinary course of business in amounts consistent with past practices, or any increase in the pension, retirement or other employment benefits of the employees of the Company;

                                    (g) except with NET's prior written
approval, not (i) enter into or renew any agreement, commitment or lease which, if entered into prior to the date of this agreement, would have been required to be included in schedule 3.13, or (ii) cause or take any action to allow any lease, agreement or commitment of the Company to lapse (other than in accordance with its terms), to be modified in any material adverse respect or otherwise to become impaired in any manner;

                                    (h) except in the ordinary course of
business and substantially consistent with past practice, not (i) enter into any transaction or incur any liability or obligation that is material to the Company or (ii) sell or transfer any of the assets of the Company, other than assets that have worn out or been replaced with other assets of equal or greater value or assets that are no longer needed in the operation of the Company; and

                                    (i) not (i) issue any capital stock or
other securities except upon the conversion of outstanding Convertible Preferred Stock or the exercise of outstanding stock options or warrants, (ii) amend its certificate of incorporation or by-laws, (iii) take any other action affecting the capitalization or corporate organization of the Company, (iv) except for payment of stock dividends on its Convertible Preferred Stock as required pursuant to the terms of the Convertible Preferred Stock, declare, set aside or pay any dividend or other distribution in respect of its capital stock, and not redeem, purchase or otherwise acquire any such stock, or (v) engage in any transaction with or make any direct or indirect payment of any kind to or on behalf of the Significant Stockholders or any of the Company's directors or officers or any of their respective affiliates (other than payments of compensation to employees hired by the Company in the ordinary course of business consistent with past practice).

                           5.3 Consents and Approvals. The Company shall use
its best efforts to obtain, at the earliest practicable date, in form and substance reasonably satisfactory to NET, all consents and approvals required for the consummation of the transactions contemplated by this agreement, without any condition adverse to NET or the operation of the Company after the Effective Time. NET shall cooperate with the Company in obtaining the consents.

                           5.4 Interim Financial Statements. The Company shall
promptly deliver to NET copies of any monthly or quarterly financial statements or other reports of the Company that may be prepared by the Company during the period from the date of this agreement to the Closing Date. All such financial statements shall be prepared from the books and records of the Company, shall show all income and expenses attributable to the Company and shall fairly present in all material respects the financial position and results of operations of the Company as of and for the periods indicated (subject, in the case of interim financial statements, to normal year-end audit adjustments). The Company shall also furnish to NET any other information concerning the financial and operating condition of the Company as NET from time to time reasonably may request.

                           5.5 Other Action. No party to this agreement shall
take any action that would result in any of its or their representations and warranties not being true as of the Closing Date. Each of the parties to this agreement shall use its best efforts to cause the fulfillment at the earliest practicable date of all of the conditions to the obligations of the parties to consummate the transactions contemplated by this agreement.

                           5.6      Securities Act Matters.

                                    (a) The Company recognizes that the
issuance of shares of NET common stock and Convertible Preferred Stock under section 2 is intended to be exempt from registration under the Securities Act of 1933, as amended (the "Securities Act"), by virtue of section 4(2) of the Securities Act. In that connection, the Company acknowledges that sales or transfers of shares of NET common stock and Convertible Preferred Stock to be acquired by the stockholders of the Company are restricted by the Securities Act and by certain state securities laws and that a legend referring to that restriction and the restrictions pursuant to this agreement will be placed on the certificates representing the shares.

                                    (b) None of the stockholders of the Company
may sell or otherwise transfer the shares acquired by them pursuant to this agreement unless the transaction is registered under the Securities Act and applicable state securities laws or an exemption from registration is available.

                                    (c) NET intends to file a Registration
Statement on Form S-4 (the "S-4") in connection with its proposed merger with Common Places, LLC (the "Common Places Merger"). All of the outstanding shares of NET at the time of the filing of the S-4, including all shares of common stock to be issued under this agreement and the shares of common stock of NET issuable upon conversion of the shares of Convertible Preferred Stock to be issued under this agreement, shall be exchanged for shares of YouthStream, as successor to

NET, and shall thereafter be freely tradeable. If the S-4 does not become effective by April 30, 2000, the Company shall promptly thereafter file a Registration Statement on Form S-3 registering the resale of the shares of common stock of NET issued to the Company stockholders in the Merger (the "Form S-3"), including the shares of common stock issuable upon conversion of the Convertible Preferred Stock (any resale to be limited by the terms of the Lock-Up Agreements referred to in section 5.8). The Company shall use reasonable efforts to cause the Form S-3 to become effective as promptly as practicable after the filing and to keep the S-3 effective until June 30, 2001. If the S-4 does not become effective and if for any reason the Form S-3 is not then effective and within two years after the Effective Time NET proposes to file a registration statement (other than a registration statement on Form S-4 or S-8 or any form substituting therefor or the equivalent thereof) on which securities of NET are to be registered for sale by NET, NET shall give written notice of such proposed filing to each of the stockholders of the Company at least 30 days before the anticipated filing date of such registration statement and such notice shall offer each of the stockholders the opportunity to have up to 10% of the shares of NET common stock issued to him on the Closing Date (including the shares issuable upon conversion of the Convertible Preferred Stock) included in the registration statement. Each stockholder of the Company desiring to have any of his shares of NET common stock included in the registration statement shall so advise NET in writing within 20 days after the date such notice is given by NET (which request shall set forth the number of shares of NET common stock for which registration is requested). NET shall include in the registration statement all such securities requested to be included therein unless, if the registration statement is filed pursuant to an underwritten offering, the managing underwriter delivers a written opinion that the inclusion of such requested securities would likely have an adverse effect on the offering, in which event NET shall include only so many shares as the managing underwriter indicates may be included without having an adverse effect on the offering.

                  Notwithstanding the foregoing, NET shall not have any obligation to include any of a stockholder's shares in a registration statement other than the S-3 if, in the opinion of NET's counsel (a copy of which shall be addressed and delivered to the stockholder), the stockholder is then permitted by law to sell, in a single transaction pursuant to the provisions of Rule 144 under the Securities Act, all of the shares of common stock of NET then held by him. NET shall not have any obligation to notify any of the stockholders of the filing of a registration statement if he has received a copy of the opinion referred to in the preceding sentence.

                  Each stockholder of the Company shall furnish to NET such information and other material as NET or its counsel may reasonably request with respect to the public offering of the shares of common stock of NET and the stockholder shall take any other action which NET may reasonably request in connection with the registration statement.

                                    (d) NET shall deliver to the Company, no
later than 10 days after the date of this agreement, disclosure materials to be delivered by the Company to its stockholders in connection with their vote on the Merger.

                           5.7 Stockholder Approval. NET shall use reasonable
efforts to obtain approval of its stockholders of the YouthStream Stock Incentive Plan at the meeting at which the merger with Common Places LLC is approved by the stockholders of NET. If the merger with Common Places LLC is not approved by the stockholders of NET by April 30, 2000, NET shall call a meeting of its stockholders in accordance with law as promptly as practicable thereafter to approve the issuance to the stockholders of the Company of the common stock of NET issuable upon conversion of the Convertible Preferred Stock and to approve the New NET Stock Option Plans and shall use best efforts to obtain the requisite vote of approval. If the stockholders of NET do not approve the New NET Stock Option Plans or the YouthStream Stock Incentive Plan within one year after adoption by the board of directors of NET, NET shall indemnify and hold harmless any holder who exercises an option from any tax consequences of exercise and sale of the underlying shares of NET common stock that are more adverse than those tax consequences had the NET Stock Option Plans been so approved by the stockholders of NET (and NET shall lend to any option holder, without interest, an amount equal to the taxes payable upon exercise of such options, to be repaid upon sale of the underlying shares). Upon such stockholder approval, the Convertible Preferred Stock shall immediately convert into common stock of NET in accordance with the terms of the Convertible Preferred Stock.

                           5.8 Lock-Up Agreements. The Company shall use
reasonable efforts to cause stockholders of the Company holding at least 95% of the sum of the Company's common stock and the Company's common stock issuable upon conversion of the Company's Convertible Preferred Stock to enter into Lock-Up Agreements (the "Lock-Up Agreements") with NET in substantially the form of exhibit 5.8, prohibiting each stockholder from selling 90% of the shares of common stock of NET issuable to him pursuant to this agreement (including the shares of common stock of NET issuable upon conversion of the Convertible Preferred Stock) and 90% of any shares of common stock issuable to him upon exercise of any option or warrants for a period of nine months after the Effective Time and 80% of those shares for a period of one year after the Effective Time. For purposes of each Lock-Up Agreement, shares issued to the Escrow Agent which would otherwise have been issued to any holder shall be deemed shares owned by that holder.

                           5.9 Non-Competition Agreements. The Company shall
use reasonable efforts to cause the management and other key employees of the Company listed on schedule 5.9 to enter into Non-Competition Agreements in substantially the form of exhibit 5.9.

                           5.10 Voting Agreement. Each of the stockholders of
the Company listed on schedule 5.10 has entered into a Voting Agreement with NET, substantially in the form of exhibit 5.10, agreeing to vote all of the shares of the Company owned by that stockholder in favor of the Merger and the transactions contemplated by the agreement.

                           5.11 S-8. NET shall cause the options to be issued
to employees of the Company pursuant to the New NET Stock Option Plans or the YouthStream Stock Option Plan to be included in the Registration Statement on Form S-8 filed by NET with respect to its existing stock option plans or in the Registration Statement on Form S-8 to be filed by YouthStream with respect to its stock option plans after the merger with Common Places LLC.

                           5.12 D&O Insurance. NET shall cause the Company to
maintain its existing directors and officers liability insurance for a period of one year after the Effective Time. After the Merger, NET shall not amend the certificate of incorporation of Newco to limit or eliminate the indemnification of officers and directors as currently provided for in article ___ of Newco's certificate of incorporation.

                           5.13 Company Stockholder Approval. The Company shall
call a meeting of its stockholders in accordance with law as promptly as practicable and, in any event, no later than 25 days after the date of this agreement, to approve the Merger and related matters and shall, through its board of directors, use reasonable efforts to solicit the requisite vote of approval. The board of directors of the Company shall recommend to the stockholders of the Company that they approve the Merger.

                           5.14 Tax Free Reorganization. The Merger is a tax
free reorganization pursuant to the Internal Revenue Code, and the parties shall so characterize the Merger and the transactions contemplated by this agreement for tax and all other purposes.

                           5.15 Common Places Merger. NET shall use reasonable
efforts to cause the merger with Common Places LLC to be effected as promptly as practicable after the Effective Time; provided, however (a) the board of directors of NET may make any determination to delay or not to consummate the merger with Common Places LLC that the board of directors of NET determines to be in the best interests of the stockholders of NET, and (b) NET shall have no liability to the Company or its stockholders as a result of any delay or abandonment of the merger with Common Places LLC as a result of any determination by the board of directors of NET pursuant to clause (a) above.

                           5.16 Securities Act Covenants. NET shall promptly
deliver to the Representatives copies of all filings with the SEC, including the S-4, in connection with the Common Places Merger, and all correspondences to and from the SEC with respect to that Merger. NET shall file all reports required under the Securities Exchange Act of 1934 on a timely basis to permit sales of shares of NET common stock by the Company's stockholders pursuant to Rule 144 under the Securities Act of 1933.

                           5.17 Accountants Consent. The Company shall use
reasonable efforts to cause PricewaterhouseCoopers LLP to deliver to NET its consent to the inclusion of the audited financial statements of the Company for the years ended December 31, 1997, 1998 and 1999 in any filing by NET or YouthStream with the SEC.

                           5.18 Listing on NASDAQ. NET shall cause the shares
of NET common stock to be issued at the Effective Time to be listed on NASDAQ by the Effective Time and the shares of NET common stock (or YouthStream common stock) to be issued upon conversion of the Convertible Preferred Stock to be listed on NASDAQ by the time of the conversion of the Convertible Preferred Stock.

                           5.19 Expenses. Except as expressly provided in this
agreement, the parties shall bear their own expenses incurred in connection with the negotiation and preparation of this agreement and in connection with the transactions contemplated by this agreement.

                           5.20 Further Assurances. At any time and from time
to time after the date of this agreement, each party shall, without further consideration, execute and deliver to the other parties such other instruments and take such other action as the others may reasonably request to carry out the transactions contemplated by this agreement.

                  60       Conditions to Closing.

                           6.1 Conditions Precedent to Obligations of Newco and
NET. The obligations of Newco
and NET to consummate the transactions contemplated by this agreement are subject to the fulfillment, prior to or at the closing, of each of the following conditions (any or all of which may be waived by Newco or NET):

                                    (a) all representations and warranties of
the Company to Newco and NET shall be true and correct in all material respects as of the time of the closing, with the same effect as though those representations and warranties had been made again at and as of that time;

                                    (b) the Company shall have performed and
complied with all obligations and covenants required by this agreement to be performed or complied with by them, respectively, prior to or at the closing;

                                    (c) NET shall have been furnished with a
certificate (dated the Closing Date and in form and substance reasonably satisfactory to NET) executed by the president of the Company, certifying to the fulfillment of the conditions specified in sections 6.1(a) and 6.1(b);

                                    (d) NET shall have been furnished with an
opinion of Morse, Zelnick, Rose & Lander, LLP, counsel to the Company, in the form of exhibit 6.1(d);

                                    (e) the holders of the requisite percentage
of the Company's common stock and preferred stock shall have approved the Merger;

                                    (f) the requisite Lock-Up Agreements
required pursuant to section 5.8 and the Non-Competition Agreements required pursuant to section 5.9 shall have been executed and delivered to NET;

                                    (g) the Company shall have duly received
all consents and approvals required for the consummation of the transactions contemplated by this agreement, including any required consents from the holders of all options (other than Employee Stock Options) and warrants to the conversion of their options or warrants as provided in section 2.1(e);

                                    (h) the Company shall have delivered to NET
evidence reasonably satisfactory to NET that the issuance of NET common stock and Convertible Preferred Stock upon the Merger is exempt from registration under the Securities Act;

                                    (i) there shall not be in effect any
injunction or restraining order issued by a court of competent jurisdiction in an action or proceeding against the consummation of the transactions contemplated by this agreement; and

                                    (j) the holders of not more than 5% of the
stock of the Company shall have validly exercised appraisal rights with respect to the Merger.

                           6.2 Conditions Precedent to Obligations of the
Company. The obligations of the Company to consummate the transactions contemplated by this agreement are subject to the fulfillment, prior to or at the closing, of each of the following conditions (any or all of which may be waived by the Company):

                               (a) all representations and warranties of Newco
and NET shall be true and correct in all material respects as of the time of the closing, with the same effect as though those representations and warranties had been made again at and as of that time;

                               (b) Newco and NET shall have performed and
complied with all obligations and covenants required by this agreement to be performed or complied with by them, respectively, prior to or at the closing;

                               (c) since the date of this agreement there shall
not have occurred: (i) the death or disability or resignation or other termination of employment of Harlan Peltz or Benjamin Bassi; (ii) the suspension of trading on NASDAQ of NET's stock for a period of two consecutive days; (iii) the commencement of an investigation, lawsuit or proceeding against NET or Common Places LLC seeking to enjoin the Common Places Merger or seeking damages in excess of $5,000,000, or injunctive relief which, if granted, would have a material adverse effect on any of NET's business operations, unless counsel for NET or Common Places LLC delivers a written opinion to the Company that, in its judgment, the investigation, lawsuit or proceeding is not likely to result in injunctive relief or an award of damages material to NET or Common Places LLC; or (iv) a decision to terminate or abandon the Common Places Merger.

                               (d) the Representatives (as defined in Section
8.5) shall have been furnished with a certificate (dated the Closing Date and in form and substance reasonably satisfactory to the Representatives) executed by the president of NET, certifying to the fulfillment of the conditions specified in sections 6.2(a), 6.2(b) and 6.2(c);

                               (e) the Representatives shall have been
furnished with an opinion of Proskauer Rose LLP, counsel to Newco and NET, in the form of exhibit 6.2(e);

                               (f) the holders of the requisite percentage of
the Company's common stock and preferred stock shall have approved the Merger;

                               (g) there shall not be in effect any injunction
or restraining order issued by a court of competent jurisdiction in an action or proceeding against the consummation of the transactions contemplated by this agreement; and

                               (h) there shall have been listed on NASDAQ the
shares of NET common stock issuable to the stockholders of the Company at the Effective Time.

                70 Documents to be Delivered at Closing.

                7.1 Documents to Be Delivered by the Company. At the closing, the Company shall deliver to NET and Newco the following:

                                    (a) the certificate referred to in section
6.1(c);

                                    (b) the opinion referred to in section
6.1(d);

                                    (c) a copy of resolutions of the board of
directors and the stockholders of the Company approving the Merger, and a certificate of its secretary or assistant secretary, dated the Closing Date, that such resolutions were duly adopted and are in full force and effect;

                                    (d) the Lock-up Agreements referred to in
section 5.8; and

                                    (e) the Non-Competition Agreements referred
to in section 5.9.

                           7.2 Documents To Be Delivered by Newco and NET. At
the closing, Newco and NET shall deliver to the Representatives the following:

                                    (a) certificates representing the number of
shares of common stock and Convertible Preferred Stock of NET as determined in accordance with section 2.1(a) issued in the names of the stockholders of the Company;

                                    (b) the certificate referred to in section
6.2(d);

                                    (c) the opinion referred to in section
6.2(e);

=                           (d) a copy of resolutions of the boards of directors
of NET and Newco, and a certificate of the secretary or assistant secretary of NET or Newco, as the case may be, dated the Closing Date, that such resolutions were duly adopted and are in full force and effect;

                           (e) the Lock-up Agreements referred to in section
5.8; and

                           (f) the Non-Competition Agreements referred to in
section 5.9.

                           80 Survival of Representations and Warranties;
Indemnification.

                           8.1 Survival. All representations, warranties and
agreements by the Company shall survive the closing under this agreement for a period of one year notwithstanding any investigation at any time by or on behalf of Newco or NET, and shall not be considered waived by Newco's or NET's consummation of the transactions contemplated by this agreement with knowledge of any breach or misrepresentation by the Company. All representations, warranties and agreements by Newco and NET shall survive the closing under this agreement for a period of one year except for the representations covered by the certification under section 6.2(d) relating to the conditions in section 6.2(c) which shall survive the closing for three months, notwithstanding any investigation at any time by or on behalf of the Company, and shall not be considered waived by the Company's consummation of the transactions contemplated by this agreement with knowledge of any breach or misrepresentation by Newco or NET.

                           8.2      Indemnification.

                                    (a) The Company and NET shall be
indemnified and held harmless, solely out of the shares of NET common stock and Convertible Preferred Stock held pursuant to the Escrow Agreement, against all loss, liability, damage or expense (including reasonable fees and expenses of counsel, whether involving a third party or between the parties to this agreement) (collectively, "Losses") the Company or NET may suffer, sustain or become subject to as a result of any breach of any representation, warranty, covenant or other agreement of the Company contained in this agreement, or any misrepresentation by the Company, or any claim by a third party which without regard to the merits of the claim would constitute such a breach or misrepresentation.

                                    (b) NET shall indemnify and hold harmless
the stockholders of the Company against all Losses the stockholders of the Company may suffer, sustain or become subject to as a result of any breach of any representation, warranty, covenant or other agreement of Newco or NET contained in this agreement, or any misrepresentation by Newco or NET, or any claim by a third party which, without regard to the merits of the claim, would constitute such a breach or misrepresentation.

                           8.3 Limitations on Liability. Notwithstanding
anything to the contrary in this agreement, (a) no party shall be entitled to indemnification for misrepresentation or breach of warranty unless the aggregate Losses incurred as a result of all such misrepresentations and breaches of warranty exceeds the sum of $500,000, in which event such party shall be entitled to indemnification for all such Losses in excess of $500,000, (b) the only recourse of NET and the Company for indemnification under this agreement shall be to the shares of NET common stock and Convertible Preferred Stock held pursuant to the Escrow Agreement and NET and the Company shall have no other recourse against the stockholders of the Company with respect to such indemnification obligations, and (c) for purposes of indemnification by the stockholders of the Company, each share of NET common stock and Convertible Preferred Stock held in escrow shall be valued at $24.00.

                           8.4 Defense of Claims. If any third-party claim is
made against any party that, if sustained, would give rise to a liability of the other party, the party against whom the claim is made shall promptly cause notice of the claim to be delivered to the other party and shall afford the other party and its counsel, at the other party's sole expense, the opportunity to join in defending or compromising the claim.

                           8.5 Representatives. For purposes of any
indemnification claim, Andrew Weinreich and Matthew Cowan (or if either of them ceases to act, a successor designated by the holders of a majority of the shares of the Company's common stock) shall act as representatives (the "Representatives") of the stockholders of the Company, and shall have full authority, on behalf of all of the stockholders of the Company, to make any determination or to settle any claim pursuant to this section 8. By approving the Merger, the stockholders of the Company shall be deemed to have confirmed the appointment and authority of the Representatives, and NET shall be entitled to rely on the Representatives' authority. The Representatives in acting for the stockholders of the Company shall have no liability unless they are guilty of gross negligence or willful misconduct in performing their responsibilities as Representatives. The Representatives may instruct the Escrow Agent to sell up to 25,000 shares of the NET common stock held in escrow to pay any expenses of defending any claims for indemnification pursuant to this section 8.

                  90       Termination.

                           9.1 This agreement may be terminated at any time
prior to the Effective Time, whether before or after approval by the stockholders of the Company:

                               (a) by mutual consent of the boards of directors
of NET and the Company;

                               (b) by NET or the Company, if, without fault of
the terminating party, the Merger shall not have been consummated on or before January 31, 2000, which date may be extended by mutual agreement of the boards of directors of NET and the Company;

                               (c) by the Company, if any event shall have
occurred that renders any condition set forth in section 6.2 incapable of fulfillment and such condition is not waived by the Company; or

                               (d) by NET, if any event shall have occurred
that renders any condition set forth in section 6.1 incapable of fulfillment and such condition is not waived by NET.

                               9.2 Notice of Termination. In the event of
termination of the Merger pursuant to this section 9, written notice of termination shall promptly be given to each other party to this agreement.

                               9.3 Effect of Termination. The termination of
this agreement under section 9.1 shall not relieve any party of any liability for breach of this agreement prior to the date of termination.

                  100      Miscellaneous.

                           10.1 Finders. The parties represent and warrant that
they have not employed or
utilized the services of any broker or finder in connection with this agreement or the transactions contemplated by it, except that NET has employed Allen & Company, and shall be responsible for the fees payable to Allen & Company.

                               10.2 Entire Agreement. This agreement (together
with the Lock-up Agreements referred to in section 5.8, the Employment Agreements referred to in section 5.9, and the Voting Agreements referred to in section 5.10 and the Escrow Agreement referred to in section 2.2) contains, and is intended as, a complete statement of all of the terms of the arrangements among the parties, supersedes any previous agreements and understandings among the parties with respect to those matters, and cannot be changed or terminated orally and there are no representations or warranties by any party except as provided in this agreement.

                               10.3 Governing Law. This agreement shall be
governed by and construed in accordance with the law of the State of New York applicable to agreements made and to be performed entirely in New York, except that the provisions relating to the merger of Newco into the Company shall be governed by Delaware law to the extent appropriate.

                               10.4 Headings. The section headings of this
agreement are for reference purposes only and are to be given no effect in the construction or interpretation of this agreement.

                               10.5 Notices. All notices and other
communications under this agreement shall be in writing and shall be deemed given when delivered personally or by facsimile (receipt confirmed), one day after being sent by recognized overnight courier or four days after being mailed by registered mail, return receipt requested, to the parties at the following addresses (or to such other address as a party may specify by notice given to the other pursuant to this provision):

                                    (a) If to the Company, addressed to it at:

                                        c/o sixdegrees, inc.
                                        28 West 23rd Street
                                        New York, NY  10010
                                        Attention:
                                        Thea A. Winarsky, Esq.
                                        Vice President & General Counsel

                                        with a copy to:

                                        Morse, Zelnick, Rose & Lander, LLP
                                        450 Park Avenue
                                        New York, New York
                                        Attention:  Howard L. Weinreich, Esq.

                                    (b) If to Newco or NET, addressed to either
                                        or both of them at:

                                        Network Event Theater, Inc.
                                        529 Fifth Avenue
                                        New York, New York 10017
                                        Attention: Bruce Resnik,
                                        Executive Vice President and
                                        Chief Financial Officer

                                        with a copy to:

                                        Proskauer Rose LLP
                                        1585 Broadway
                                        New York, New York 10036
                                        Attention: Bertram A. Abrams, Esq.

                  10.6 Waiver. Any party may waive compliance by another with any of the provisions of this agreement. No waiver of any provision shall be construed as a waiver of any other provision. Any waiver must be in writing and must be signed by the party waiving the provision.

                  10.7 Separability. If any provision of this agreement is invalid or unenforceable, the balance of this agreement shall remain in effect unless such invalidity or unenforceability shall materially impair the purpose or objectives of this agreement.

                  10.8 Assignment. No party may assign any of its or her rights or delegate any of its or her duties under this agreement without the consent of the other parties.

                  10.9 Publicity. No party shall issue any press release or other public statement regarding the transactions contemplated by this agreement, except as required by applicable law and except that the Company and NET may issue a press release approved in writing by both parties and either party may thereafter disclose such information as it determines necessary or appropriate.

                  10.10 Definitions. As used in this agreement, the term "affiliate" means any person or entity directly or indirectly controlled by, controlling, or under common control with, any other person or entity. As used in this agreement, the term "subsidiary" of a person means any corporation or other legal entity of which that person (either alone or through or together with any other subsidiary) owns, directly or indirectly, more than 50% of the stock or other equity interests that are ordinarily and generally, in the absence of contingencies and understandings, entitled to vote for the election of the board of directors or other governing body of such entity.

                  10.11 No Third Party Beneficiaries. This agreement does not create, and shall not be construed as creating, any rights enforceable by any person not a party to this agreement.

                  10.12 Specific Performance. The Company acknowledges that the Company is of a special, unique and extraordinary character, and that any breach of this agreement by the Company could not be compensated for by damages. Accordingly, if the Company breaches its obligations under this agreement NET shall be entitled, in addition to any other remedies that it may have, to enforcement of this agreement by a decree of specific performance requiring the Company to fulfill its obligations under this agreement, and no bond or other security shall be required.

                  10.13 Counterparts. This agreement may be executed in one or more counterparts.

                                sixdegrees, inc.


                                By:      /s/ Andrew Weinreich
                                         --------------------------------------
                                         Andrew Weinreich
                                         President & Chief Executive Officer



                                SIXDEGREES ACQUISITION CORP.


                                By:      /s/ Bruce L. Resnik
                                         --------------------------------------
                                         Bruce L. Resnik
                                         Executive Vice President and
                                         Chief Financial Officer



                                NETWORK EVENT THEATER, INC.


                                By:      /s/ Bruce L. Resnik
                                         --------------------------------------
                                         Bruce L. Resnik
                                         Executive Vice President and
                                         Chief Financial Officer





                                      30